EXHIBIT 99.2

EMPLOYMENT AGREEMENT

AGREEMENT, dated and effective as of January 9, 2003 by and between Rockland Trust Company, a Massachusetts trust company (the “Company”), Independent Bank Corp., a Massachusetts corporation (“IBC”), and Christopher Oddleifson, of 3908 Foxcroft Road, Charlotte, NC 28211 (the “Executive”).

W I T N E S S E T H:

     WHEREAS, the Company and IBC are desirous of retaining the Executive in the executive capacity and on the terms as are hereinafter described; and

     WHEREAS, the Executive is willing to serve in such executive capacity for the Company and IBC on such terms;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Employment; Positions and Duties; Exclusive Services.

        (A)   Employment. The Company and IBC agree to employ the Executive, and the Executive agrees to be employed by the Company and IBC for the Term provided in Section 2 hereof and upon the other terms and conditions hereinafter provided.

        (B)   Transition Period/Company and IBC. Effective upon the date hereof and continuing until February 24, 2003, the Executive will serve as the President and a member of the Board of Directors of the Company and IBC. During such period, the Executive shall report to the Chief Executive Officer of the Company and IBC, and shall be available at the Company and IBC to effect an orderly transition of responsibilities on days and times agreed upon with the Chief Executive Officer.

      (C)   Positions and Duties/Company. Effective February 24, 2003 and so long thereafter as the Executive is employed by the Company, the Executive

               (i)    agrees to serve as the President and Chief Executive Officer of the Company and to perform such reasonable duties consistent with such positions as may be delineated in the By-Laws of the Company and as may be assigned to him from time to time by the Board of Directors of the Company (the “Board”),

               (ii)   shall report, as President and Chief Executive Officer of the Company, only to the Board and its duly appointed committees,

               (iii)   shall serve as a member of the Board and of any executive or other committee applicable,

               (iv)   shall be given such authority as is appropriate to carry out the duties described above, it being understood that, in his capacities as President and Chief Executive Officer of the Company, his duties shall be consistent in scope, prestige and authority with the customary duties of a President and Chief Executive officer of a comparable corporation, and

               (v)    agrees to serve, if elected, at no additional compensation (if the other officers or directors who are officers of the Company also serve at no additional compensation) in the position of officer or director of any subsidiary or affiliate of the Company.

      (D)   Positions and Duties/IBC. Effective February 24, 2003 and so long thereafter as the Executive is employed by the Company, the Executive agrees to serve as the President, Chief Executive Officer of IBC, and a member of the IBC Board as defined below at no additional compensation and to perform such reasonable duties consistent with such positions as may be delineated in the By-Laws of IBC and as may be assigned to him from time to time by the Board of Directors of IBC (the “IBC Board”). It is acknowledged by the parties hereto that as President and Chief Executive Officer of IBC, the Executive shall:

               (i)    report only to the IBC Board and its duly appointed committees and not to any other officer regardless of title; and

               (ii)   be given such authority as is appropriate to carry out the duties referred to above, it being understood that, in his capacities as President and Chief Executive Officer of IBC, his duties shall be consistent in scope, prestige and authority with the customary duties of a President and Chief Executive Officer of a comparable corporation.

      (E)   Exclusive Services. Except as contemplated by Section 1(B) above, so long as the Executive is employed by the Company, and except for illness or incapacity, the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company, IBC and its affiliates, shall not be engaged in any other business activity, and shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Board and the IBC Board; provided, however, that nothing in this Agreement shall preclude the Executive from devoting reasonable time during reasonable periods required for any or all of the following:

               (i)    serving, in accordance with the Company’s policies and with the prior approval of the Board, as a director or member of a committee of any other company or organization involving no actual or potential conflict of interest with the Company, IBC or any of their subsidiaries or affiliates and in such form or manner which will not create any conflict of interest with or create the appearance of any conflict of interest with his duties at the Company or IBC;

               (ii)   investing his personal assets in businesses in which his participation is solely that of a passive investor in such form or manner as will not require any services on the part of the Executive in connection with the operation or affairs of such businesses and in such form or manner which will not create any conflict of interest with or create the appearance of any conflict of interest with, his duties at the Company or IBC; provided, however, that such activities in the aggregate shall not materially and adversely affect or interfere with the performance of the Executive’s duties and obligations to the Company or IBC hereunder.

2.     Term of Employment.

       The Company hereby agrees to employ the Executive, and Executive hereby agrees to accept such employment in the capacity set forth herein, for a period commencing January 9, 2003 (“Commencement Date”) and ending upon termination by the Company or resignation by the Executive in accordance with Section 5 hereof. The term of this Agreement, as hereinabove defined, shall hereinafter be referred to as the “Term.”

3.     Cash Compensation.

       Except as otherwise specifically provided herein, as compensation to the Executive for all services to be rendered by him in any capacity hereunder, the Company shall pay during the Term an annual base salary at the current rate of Four Hundred Thousand and no/100 Dollars ($400,000) per annum (“Base Salary”), payable no less frequently than biweekly. The Board may from time to time at its discretion review the compensation provisions of this Agreement and shall have the authority to pay an increased Base Salary, and/or bonus and/or other additional compensation to the Executive, but in no event shall any such compensation adjustment reduce the Base Salary below the rate hereinabove specified.

4.     Benefits.

       Except as otherwise specifically provided herein, so long as the Executive is employed by the Company, the Executive shall be entitled to the following benefits:

        (A)   Travel and Business Related Expenses. Until the earlier of the end of the Term, the termination of the Executive’s employment pursuant to Section 5(A)(i) or the Executive’s purchase pursuant to Section 5(B)(i)(d) hereof, the Executive shall be provided with a Company-owned automobile and reimbursed in accordance with the policies of the Company as in effect from time to time for travel and other reasonable expenses incurred in the performance of the business of the Company.

         (B)   Group Life Insurance. The Company agrees to include the Executive under the Company’s group term life insurance policy in accordance with the policies of the Company as in effect from time to time. The Company shall pay all premiums for such coverage.

         (C)   Sick Leave/Disability. The Executive will enjoy the same sick leave and short term and long term disability coverage as employees of the Company generally.

         (D)   Retirement Plans. The Executive will be eligible to participate in the Company’s retirement benefit plans each in accordance with the terms of such plans as in effect from time to time.

         (E)   Vacation/Holidays. The Executive will receive four (4) weeks paid vacation, on an “as earned” basis each year and will receive ten (10) paid holidays each year.

         (F)   Insurance. During the Term, the Executive shall participate in all insurance programs (medical, dental, surgical, hospital) adopted by the Company, including dependent coverage, to same extent as employees of the Company generally.

         (G)   401K Profit Sharing Plan and Other Incentive Compensation Plans. The Executive will be eligible to participate in the Company’s profit sharing and other management incentive compensation plans each in accordance with their respective terms.

         (H)   Taxes. Except as otherwise specifically provided herein, the Executive recognizes that some or all of these benefits may give rise to a federal and/or state income tax liability, and agrees to be responsible for such liability.

         (I)   SERP. The Executive shall be eligible to participate in the Company’s SERP according to the retirement policy adopted by the Board of Directors.

         (J)   Independent Bank Corp. Incentive Stock Option Plan. The Executive shall receive fully vested stock options for 50,000 shares of Independent Bank Corp. common stock on the Commencement Date in accordance with the Independent Bank Corp. Incentive Stock Option Plan (the “Stock Option Plan”).

5.     Termination of Employment.

         (A)   Termination for Cause; Resignation Without Good Reason.

                 (i)    If the Executive’s employment is terminated by the Company for Cause or if the Executive resigns from his employment for any reason other than death, disability (as defined in Section 5(E) hereof) or for Good Reason, as defined below in Section 5(A)(iii), prior to the expiration of the Term, the Executive shall have no right to receive compensation or other benefits for any period after such termination for Cause or resignation for any reason other than death, disability or for Good Reason, except as may be required by law and except that the Executive’s rights to exercise his stock options in the event his employment terminates shall be governed by the Independent Bank Corp. Incentive Stock Option Plan and/or any other relevant stock option plans, as appropriate (the “Plans”), and the relevant stock option agreement.

                (ii)   Termination for “Cause” shall refer to the Company’s termination of the Executive’s service with the Company at any time because the Executive has:

(a) refused or failed (other than due to illness, injury or absence authorized by the Company or required by law) to devote his full normal working time, skills, knowledge, and abilities to the business of the Company and IBC, its subsidiaries and affiliates, and in promotion of their respective interests pursuant to Section 1 hereof; or

(b) engaged in (1) activities involving his personal profit as a result of his dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation or breach of fiduciary duty, or (2) dishonest activities involving the Executive’s relations with the Company, IBC, their subsidiaries and affiliates or any of their respective employees, customers or suppliers; or

(c) committed larceny, embezzlement, conversion or any other act involving the misappropriation of Company or customer funds in the course of his employment; or

(d) been convicted of any crime or committed any act abhorrent to the community which reasonably could affect in an adverse manner the reputation of the Company or IBC or the Executive’s ability to perform the duties required hereunder; or

(e) committed an act involving gross negligence on the part of the Executive in the conduct of his duties hereunder; or

(f) evidenced a drug addiction or dependency; or

(g) materially breached this Agreement;

provided, however, that, in the case of any termination pursuant to clauses (a), (e), (f), or (g) above, the Company shall give the Executive thirty (30) business days’ written notice thereof during which period the Company shall give the Executive an opportunity to cure within such thirty-day period, and a reasonable opportunity to be heard by the Compensation Committee of the Board to show just cause for his actions, and to have the Compensation Committee of the Board, in its sole discretion, reverse or rescind the prior action of the Company under those clause(s). Further, during such thirty (30) business day period, the Executive, at the sole discretion of the Company, may be placed on administrative leave to the extent that doing so does not materially interfere with the Executive’s opportunity to cure, as provided in the preceding sentence.

               (iii)   Resignation for “Good Reason” shall mean the resignation of the Executive after:

(a) the Company or IBC, without the express written consent of the Executive, materially breaches this Agreement to the substantial detriment of the Executive;

(b) the Board or the IBC Board, without Cause (as defined in Section 5(A)(ii) above), substantially changes the Executive’s core duties or removes the Executive’s responsibility for those core duties, so as to effectively cause the Executive to no longer be performing the duties of Chief Executive Officer and President of the Company and IBC;

(c) the Board or the IBC Board, without Cause (as defined in Section 5(A)(ii) above) places another executive above the Executive in the Company or IBC; or

(d) a Change of Control as defined in Section 5(C) below;

provided, however, that, in the case of resignation pursuant to clauses in Section 5(A)(iii)(a) through (c) above, the Executive shall give the Company or IBC, as the case may be, thirty (30) business days’ written notice thereof and, during such thirty (30) day period, an opportunity to cure.

                 (iv)   The date of termination of employment by the Company pursuant to Section 5 shall be the date that the written notice of termination from the Company to the Executive is written, and the Company agrees to use all good faith efforts to deliver the written notice to the Executive as soon as possible after the notice is written. The date of a resignation by the Executive pursuant to this Section 5 shall be the date specified in the written notice of resignation from the Executive to the Company.

      (B)   Termination Without Cause; Resignation for Good Reason.

                 (i)   If the Executive’s employment is terminated by the Company for any reason other than death, disability (as defined in Section 5(E) hereof) or for Cause, or, if the Executive should resign for Good Reason (all of which shall be referred to as a “Termination” solely for purposes of this Section 5(B)), he shall be entitled:

(a)	to receive a lump sum severance payment as follows:

(1) if the Termination occurs during the first twelve (12) months of this Agreement, Executive shall receive a lump sum severance payment in an amount equal to the Executive’s then current Base Salary for a twelve (12) month period of time;

(2) if Termination occurs after the first anniversary of this Agreement, Executive shall receive a lump sum severance payment in an amount equal to the Executive’s then current Base Salary for an eighteen (18) month period of time.

(b)	to elect, with respect to the Company’s benefit plans:

(1) to continue participation in the plans and arrangements described in clauses (B) and (F) of Section 4 hereof (to the extent permissible by law and the terms of such plans and arrangements) for one of the following periods of time (the “Benefits Period”), whichever is applicable:

(x)	Twelve (12) months if the Termination occurs during the first twelve (12) months of this Agreement; or

(y)	Eighteen (18) months if the Termination occurs after the first anniversary of this Agreement;

or

(2) at the election of the Executive at any time following Termination and during the Benefits Period, to receive a gross bonus payment in an amount which after payment therefrom of all applicable federal and state income and employment taxes, will equal the cost to the Company at the time of the Executive’s election, attributable to the Executive’s participation in the plans and arrangements described in clauses (B) and (F) of Section 4 hereof for the Benefits Period less any portion thereof during which the Executive has continued his participation in such plans and arrangements described in clause (B) and (F) of Section 4 hereof in accordance with Section 5(B)(i)(b)(1) above; which payment shall be due following Termination and immediately upon the Executive’s delivery of written notice to the Company of his election pursuant to this Section 5(B)(i)(b)(2), and if not so paid, shall bear interest at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986 as then in effect from such date until paid; and

(c) to have all stock options which have been granted to the Executive to immediately become fully exercisable for a period equal to the longer of (1) three (3) months after the Termination; or (2) the period specified in the relevant stock option agreement (or if no period is so specified, the period provided in the relevant stock option plan), and

(d) to continue to have use of a Company-owned automobile and with the exception of gasoline charges to receive all reimbursements associated therewith in accordance with the provisions of Section 4(A) hereof for the Benefits Period, or upon his written notice to the Company at any time within three months following the Termination, to purchase his Company-owned automobile at a purchase price equal to the book value of said automobile as carried on the books and records of the Company, plus all applicable excise taxes.

(e) to continue to participate in the Company’s SERP for the Benefits Period.

                  (ii)   In the event of any dispute as to whether the Executive’s employment was terminated by the Company for a reason other than for Cause or whether the Executive resigned for Good Reason, the Executive shall continue to be provided with the health insurance benefits provided by the Company during the arbitration proceedings provided for in Section 7 below. Further, any monies which would be payable to the Executive pursuant to this Section 5(B) if the Executive were to prevail in such arbitration proceedings shall be deposited promptly into interest bearing escrow accounts to be established by the Company in the name of the American Arbitration Association, as trustee, in a federally insured depository institution (other than the Company or any affiliated entity) for such purpose, and the accounts shall be established at separate institutions in amounts such that the principal plus interest anticipated to accrue during the course of arbitration proceedings shall not exceed the limit of federal deposit insurance applicable to each such account. The total of the escrowed amounts, together with the accrued interest thereon, shall be paid to the Executive or revert to the Company, as the case may be, in accordance with the final resolution of the dispute pursuant to Section 7.

     (C)   Change of Control.

                 (i)   If during the Term of this Agreement any of the events constituting a Change of Control (as such term is defined in Section 5(C)(ii) hereof) shall be deemed to have occurred, and following such Change of Control, either

(a) the Executive’s employment with the Company and/or its parent or any of its subsidiaries, affiliates, or successors (by merger or otherwise as a result of the Change of Control) is terminated for any reason other than death, disability (as defined in Section 5(E) hereof) or for Cause (as such term is defined in Section 5(A)(ii) hereof), or

(b) the Executive resigns for Good Reason (as such term is defined in Section 5(A)(iii) hereof) from employment with the Company and/or its parent or any of its subsidiaries, affiliates, or successors (by merger or otherwise as a result of the Change of Control), the Executive shall be entitled to:

(c)(x) to receive his then current Base Salary for a period of thirty-six (36) months from the date of termination of this Agreement without Cause or resignation for Good Reason and to receive an amount equal to three (3) times the greater of (1) the aggregate amount of payments made to the Executive during the twelve (12) months preceding the date of termination of this Agreement without Cause or resignation for Good Reason, (2) the aggregate amount of payments made to the Executive during the twelve (12) months preceding the Change of Control, in each case pursuant to any bonus or incentive compensation plan, including without limitation, the Rockland Trust Company Officer and Executive Incentive Compensation Plan, as amended from time to time, or (3) in the event of a Change of Control prior to any payments referred to in the immediately preceding clauses (1) and (2), three (3) times the Target Executive Incentive Compensation identified in the Executive’s offer letter dated January 2, 2003, in each case payable in a lump sum cash payment immediately following such termination, and

(c)(y)(1) to continue participation in the plans and arrangements described in clauses (B), (F) and (I) of Section 4 hereof (to the extent permissible by law and the terms of such plans and arrangements) for the period of thirty-six (36) months after such termination or resignation (the “Benefits Period”), or

(c)(y)(2) at the election of the Executive at any time following termination of this Agreement and during the Benefits Period, to receive a gross bonus payment in an amount which after payment therefrom of all applicable federal and state income and employment taxes, will equal the cost to the Company at the time of the Executive’s election, attributable to the Executive’s participation in the plans and arrangements described in clauses (B), (F) and (I) of Section 4 hereof for the Benefits Period less any portion thereof in which the Executive has continued his participation in such plans and arrangements described in clauses (B), (F) and (I) of Section 4 hereof in accordance with Section 5(C)(i)(c)(y)(1) above; which payment shall be due following termination or resignation of the Executive’s employment immediately upon the Executive’s delivery of written notice to the Company of his election pursuant to Section 5(C)(i)(c)(y)(2), and

(c)(z) to have all stock options which have been granted to the Executive to immediately become fully exercisable and to remain exercisable for a period of three (3) months after the termination or resignation date (as the case may be), in accordance with the terms of the Plans and the relevant stock option agreement, and

(c)(zz) upon his written notice to the Company during a period of three (3) months following the termination or resignation date (as the case may be), to purchase his Company-owned automobile at a purchase price equal to the book value of said automobile as carried on the books and records of the Company, plus all applicable excise taxes.

                 (ii)   A “Change of Control” shall be deemed to have occurred if, subsequent to the date hereof and during the Term of this Agreement

(a) any “person” (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of either (x) a majority of the outstanding common stock of IBC or the Company, or (y) securities of either IBC or the Company representing a majority of the combined voting power of the then outstanding voting securities of either IBC or the Company, respectively, or

(b) during any period of two (2) consecutive years following the date hereof, individuals who at the beginning of any such two (2) year period constitute the Board of Directors of IBC cease, at any time after the beginning of such period, for any reason to constitute a majority of the Board of Directors of IBC, unless the election of each new director was nominated or approved by at least two-thirds (2/3) of the directors of the Board then still in office who were either directors at the beginning of such two (2) year period or whose election or whose nomination for election was previously so approved.

                 (iii)  Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any compensation, payment or distribution to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Severance Payments”), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Executive shall be entitled to receive an additional payment ( a “Gross-Up Payment”) such that the net amount retained by Executive, after deduction of any Excise Tax on the Severance Payments, any federal, state, and local income tax, employment tax and Excise Tax upon the payment provided by this subsection, and any interest and/or penalties assessed with respect to such Excise Tax, shall be equal to the Severance Payments.

                 (iv)  Subject to the provisions of Subparagraph 5(C)(v), all determinations required to be made under this Subparagraph 5(C)(iv), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by IBC’s independent auditors or any nationally recognized accounting firm selected by IBC (the “Accounting Firm”), which shall provide detailed supporting calculations both to IBC and Executive within fifteen (15) business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by IBC or Executive. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of Executive’s residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. The initial Gross-Up Payment, if any, as determined pursuant to this Subparagraph 5(C)(iv), shall be paid to Executive within five (5) days of the receipt of the Accounting Firm’s determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, the Accounting Firm shall be required to (A) conclude that either (i) there has not occurred a change in the ownership or effective control of IBC or a change in the ownership of a substantial portion of the assets of IBC (as such terms are defined in Section 280G of the Code) or (ii) no portion of the Severance Payments constitutes “parachute payments” (within the meaning of said Section 280G), in either case on the basis of “substantial authority” (within the meaning of Treas. Reg. § 1.6661-3), and (B) provide an opinion to that effect to both IBC and Executive, including the reasons therefor and an opinion that Executive has substantial authority not to report any Excise Tax on his federal tax return. Any determination by the Accounting Firm shall be binding upon IBC and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made should have been made (an “Underpayment”). In the event that IBC exhausts its remedies pursuant to Subparagraph 5(C)(v) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, consistent with the calculations required to be made hereunder, and any such Underpayment, and any interest and penalties imposed on the Underpayment and required to be paid by Executive in connection with the proceedings described in Subparagraph 5(C)(v), shall be promptly paid by IBC to or for the benefit of Executive.

                 (v)  Executive shall notify IBC in writing of any claim by the Internal Revenue Service that, if successful, would require the payment of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive knows of such claim and shall apprise IBC of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to IBC (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If IBC notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, provided that IBC has set aside adequate reserves to cover the Underpayment and any interest and penalties thereon that may accrue, Executive shall:

(a) give IBC any information reasonably requested by IBC relating to such claim,

(b) take such action in connection with contesting such claim as IBC shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by IBC,

(c) cooperate with IBC in good faith in order to effectively contest such claim, and

(d) permit IBC to participate in any proceedings relating to such claim; provided, however, that IBC shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Subparagraph 5(C)(v), IBC shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as IBC shall determine; provided, however, that if IBC directs Executive to pay such claim and sue for a refund, IBC shall advance the amount of such payment to such claim and sue for a refund, IBC shall advance the amount of such payment to Executive on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, IBC’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or any other taxing authority.

                 (vi)   If, after the receipt by Executive of an amount advanced by IBC pursuant to Subparagraph 5(C)(v), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to IBC’s complying with the requirements of Subparagraph 5(C)(v)) promptly pay to IBC the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by IBC pursuant ot Subparagraph 5(C)(v), a determination is made that Executive shall not be entitled to any refund with respect to such claim and IBC does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

      (D)   Mitigation of Damages; Legal Fees. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in Sections 5(B) and 5(C) by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Sections 5(B) and 5(C) be reduced by any compensation earned by the Executive as a result of self-employment or employment by another employer, by retirement benefits or by offset against any amount claimed to be owed by the Executive to the Company or otherwise. Following a Change of Control, the Company agrees to pay, as incurred, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guaranty of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement) plus in each case interest on any delayed payment at the rate applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986 as then in effect.

     (E)   Termination by Reason of Death or Disability.

             (i)   Notwithstanding anything to the contrary contained herein, in the event the Executive should die while he is employed by the Company, the Executive’s employment shall be automatically terminated and the Company shall have no further obligations under this Agreement to pay compensation or benefits to the Executive or his estate, except to the extent any compensation or benefits are due to the Executive or his estate for any period prior to his death; provided, however, that this Section 5(E)(i) shall not affect in any manner any other benefits to which the Executive or his estate may be entitled or which may vest or accrue upon his death under any arrangement, program or plan with the Company (other than this Agreement), by law or otherwise.

             (ii)   Notwithstanding anything to the contrary contained herein, in the event the Executive should be unable to perform his duties hereunder by reason of disability, whether by reason of injury (physical or mental), illness (physical or mental) or otherwise, incapacitating the Executive for a continuous period exceeding one hundred and eighty (180) days, as certified by a physician selected by the Company in good faith, the Executive’s employment may be terminated by the Company upon written notice to the Executive and upon such termination, the Company’s only obligations hereunder shall be to:

(a) pay to the Executive an amount equal to the greater of fifty percent (50%) of the Executive’s Base Salary on the date of termination of employment for a twelve (12) month period following termination of employment at such times as such Base Salary would have been payable if the Executive had not been terminated, or any benefits which the Executive receives under any disability insurance program provided by the Company and in effect at the date of such termination, with any payments due under any disability program continuing in accordance with such program following such twelve (12) month period, and

(b) continue to permit the Executive to participate in the plans and arrangements described in clauses (B), (F) and (I) of Section 4 hereof (to the extent permissible by law and the terms of such plans and arrangements) for a twelve (12) month period following termination of employment; provided, however, that if the Executive dies following a termination pursuant to this Section 5(E)(ii), then the provisions of Section 5(E)(i) shall supersede this Section 5(E)(ii) from and after the date of death of the Executive.

(c) provided, however, that this Section 5(E)(ii) shall not affect in any manner other benefits to which the Executive may be entitled or which may accrue or vest upon his disability and the Executive shall be entitled to receive such compensation and benefits during and after such period of disability as the Company’s policies and procedures in effect from time to time provide for executives, as if the Executive and the Company had not entered into this Agreement.

                 (iii)    The Executive’s right to exercise his stock options in the event of his death or disability shall be governed by the terms of the Plans and the relevant stock option agreement.

6.      Confidentiality; Non-Competition; and Non-Solicitation.

           (A)    Confidentiality. The Executive recognizes and acknowledges as an employee of the Company, he will have access to, become acquainted with, and obtain financial information and knowledge relating to the business, financial condition, methods of operation and other aspects of the Company, its parent, subsidiaries and affiliates (“Affiliated Companies”) and their customers, employees and suppliers, some of which information and knowledge is confidential and proprietary and that the Executive could substantially detract from the value and business prospects of the Affiliated Companies in the event, while employed by the Company or any time thereafter, the Executive were to disclose to any person not related to the Affiliated Companies or use such information and knowledge for his or such other person’s advantage. Accordingly, the Executive hereby agrees that he will not disclose to any person, other than directors, officers, employees, accountants, lawyers, consultants, advisors, agents and representatives of, or other persons related to, the Affiliated Companies on a need to know basis in the course of carrying out his duties hereunder, any knowledge or information of a confidential nature pertaining to the Affiliated Companies, or their successors and assigns, including without limitation, all unpublished matters relating to the business, properties, accounts, books and records, business plan and customers of the said corporations, or their successors and assigns, except with the prior written approval of the Board of Directors of the Company, or except as may be required by law.

     (B)    Equitable Relief. The Executive acknowledges and agrees:

                 (i)    that the provisions of this Section 6 are reasonable and necessary for the protection of the Company, IBC and their subsidiaries and affiliates or its or their successors and assigns, and

                 (ii)    that the remedy at law for any breach by him of the provisions of this Section 6 will be inadequate and, accordingly, the Executive hereby agrees that in the case of any such breach:

(a) the Company, IBC or their successors and assigns shall be entitled to injunctive relief in addition to any other remedy they may have, and

(b) the Executive shall forfeit any future payments or benefits to which he might be entitled hereunder.

     (C)    Non-Solicitation. For a period of one (1) year after the termination of this Agreement for any reason, the Executive will not:

                 (i)    solicit, divert or take away, directly or indirectly, any Major Customer of the Company, IBC, their subsidiaries or affiliates, or its or their successors and assigns. As used herein, “Major Customer” shall mean any customer of the Company who has maintained an average deposit balance of at least $100,000 during the last six months of the Term or who has maintained or obtained a credit facility of at least $100,000 from the Company during the last six months of the Term, or

                 (ii)    directly or indirectly induce or attempt to influence any employee of the Company, its parent or any of its subsidiaries or affiliates, or their successors and assigns, to terminate his employment with the Company, its parent or any of its subsidiaries or affiliates or their successors or assigns.

     (D)   Non-Competition.

             During the course of his employment hereunder and for a period of one (1) year after the termination of this Agreement for any reason, the Executive will not become employed in any capacity by a financial institution which maintains its headquarters or principal place of business in the counties of Plymouth, Norfolk, Bristol, or Barnstable in the Commonwealth of Massachusetts.

     (E)    Enforceability. The covenants on the part of the Executive contained in this Section 6 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action by the Executive against the Company or IBC, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants. This Section shall survive the termination of this Agreement. The period, geographical area and the scope of the restrictions on the Executive set forth herein are divisible so that if any provision of this Section 6 is found to be invalid, that provision shall be automatically modified to the extent necessary to make it valid.

     (F)    Jurisdiction. Employee hereby submits to the exclusive jurisdiction of the courts of Massachusetts and the Federal courts of the United States of America located in Massachusetts in respect to the interpretation and enforcement of the provisions of this Section 6, and Employee hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Section 6, that Employee is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that Employee’s property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that venue is improper.

7.     Disputes.

      (A)   Any dispute relating to this Agreement, or to the breach of this Agreement, except such as may concern Section 6, arising between the Executive and the Company or IBC shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”), which arbitration may be initiated by any party hereto by written notice to the other of such party’s desire to arbitrate the dispute. The arbitration proceedings, including the rendering of an award, shall take place in Boston, Massachusetts, and shall be administered by the AAA.

      (B)    The arbitrator shall be appointed within thirty (30) days of the notice of dispute, and shall be chosen by the parties from the names of available arbitrators furnished to the parties in list form by the AAA. The parties may review and reject names of available arbitrators from up to an aggregate of three lists furnished to the parties by the AAA. If, after having been furnished three lists of arbitrators, the parties cannot agree on one available arbitrator, either party may request that the AAA appoint an arbitrator to arbitrate the dispute.

      (C)    The award of the arbitrator shall be final except as otherwise provided by the laws of the Commonwealth of Massachusetts and the federal laws of the United States, to the extent applicable. Judgment upon such award may be entered by the prevailing party in any state or federal court sitting in Boston, Massachusetts.

      (D)    No arbitration proceedings hereunder shall be binding upon or in any way affect the interests of any party other than the Company, IBC or their successors and the Executive, with respect to such arbitration.

8.     Indemnification.

     The Company and IBC shall indemnify the Executive to the fullest extent permitted by law, which indemnification shall include the advance of expenses to the Executive, if and to the extent permitted by law. In the event of any claim for indemnification by the Executive, the Executive shall deliver written notice of any such claim promptly upon such a claim being made known to the Executive, which notice shall set forth the basis for such claim. The Company and IBC shall have the right to undertake the defense of such claim with counsel of its choice.

9.     Tax Withholding and Excessive Payments.

       (A)    Payments to the Executive of all compensation contemplated under this Agreement shall be subject to all applicable legal requirements with respect to the withholding of taxes and other deductions required by law.

       (B)    in the event the sum of (i) the amount payable to the Executive hereunder which is characterized as applicable employee remuneration for federal income tax purposes under Internal Revenue Code of 1986, §162(m)(4) for any tax year of the Company and (ii) the aggregate of all other amounts which are characterized as applicable employee remuneration under Internal Revenue Code of 1986, §162(m)(4) paid by the Company in respect to the Executive for such tax year exceeds (iii) $1,000,000 (or such greater or lesser sum as equals the maximum amount allowable as a deduction to the Company for federal income tax purposes under Internal Revenue Code of 1986, §162(m) in respect to applicable employee remuneration to the Executive for such tax year), the amount payable hereunder in respect to such year shall be reduced (but not below zero) to the amount which shall result in the sum of (iv) the amount payable hereunder which is characterized as applicable employee remuneration under said §162(m)(4) and (v) all other remuneration paid by the Company in respect to the Executive for such tax year which is characterized as applicable employee remuneration under said §162(m)(4) equaling (vi) $1,000,000 (or such greater or lesser sum as equals the maximum amount allowable as a deduction to the Company for federal income tax purposes under said §162(m) in respect to applicable employee remuneration under said §162(m)(4) to the Executive for such tax year. If, after the maximum reduction in the preceding sentence, any other amounts remain payable otherwise than under this Agreement which would, if paid, be applicable employee remuneration (as defined above) in excess of the amount which is allowable as a deduction for the same under said §162(m), such amounts shall be reduced to the maximum amount allowable as a deduction to the Company for federal income tax purposes under said §162(m) in respect to applicable employee remuneration to the Executive for such tax year. So much of the amount of the reductions provided in the two preceding sentences as may be paid in the tax year of the Company next succeeding without resulting in a disallowance of a federal income tax deduction under said §162(m) in respect to the portion of such reduction so paid shall be paid on the first business day in such succeeding tax year. If the full amount of such reductions if not paid in such tax year of the Company next succeeding, the remainder of such reduction shall be paid in installments equal to the lesser of (vii) the unpaid balance of such reduction or (viii) the amount which may be paid in each successive tax year without resulting in a disallowance of a federal income tax deduction under said §162(m) in respect to the portion of such reduction so paid until the full amount of such reductions have been paid. References to sections of the Internal Revenue Code of 1986 shall refer to the successors (to the sections cited as presently constituted) which are in effect when applied.

10.     Non-Competition and Non-Disclosure Commitments.

      Except for confidentiality and non-solicitation undertakings set forth in the Severance Agreement and Waiver entered into in connection with the Executive’s severance related to the Wachovia/First Union merger, a copy of which has been provided to the Company and IBC, the Executive hereby represents and warrants that he is not a party to or otherwise bound by any contracts, agreements or arrangements which contain covenants limiting the freedom of the Executive to compete in any line of business or with any person or entity, or which provide that the Executive must maintain the confidentiality of, or prohibit the Executive from using, any information in the context of his professional or personal activities. The Executive further represents and warrants that neither the execution or delivery of this Agreement nor the performance by the Executive of his duties hereunder will cause any breach of any contract, agreement or arrangement to which he is a party or by which he is bound.

11.     Arm’s Length Negotiations; Representation By Counsel.

      The parties to this Agreement further agree that this Agreement has been negotiated by each in an arm’s length transaction. The Executive acknowledges that he has had the opportunity to be represented by legal counsel in connection with this Agreement.

12.      Non-Assignability; Binding Agreement.

      Neither this Agreement nor any right, duty, obligation or interest hereunder shall be assignable or delegable by the Executive without the Company’s prior written consent; provided, however, that

      (A)    nothing in this Section shall preclude the Executive from designating any of his beneficiaries to receive any benefits payable thereunder upon his death or disability, or his executors, administrators, or other legal representatives, from assigning any rights hereunder to the person or persons entitled thereto, and

      (B)    any successor to the Company pursuant to any merger or consolidation involving the Company, and any purchaser of all or substantially all the assets of the Company, shall succeed to the rights and assume the obligations of the Company under this Agreement, and the Company covenants that it will not enter into or consummate any such transaction which does not make express provision for such succession and assumption. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors to or assigns of the Company, the Executive’s heirs and the personal representatives of the Executive’s estate.

13.     Amendment; Waiver.

      This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by the parties hereto. The waiver by any party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any provision of this Agreement.

14.     Notices.

     Any notice hereunder by either party to the other shall be given in writing by personal delivery, telex, telecopy or certified mail, return receipt requested, to the applicable address set forth below:

To the Company or IBC:	Rockland Trust Company or Independent Bank Corp. 288 Union Street Rockland, MA 02370

To the Executive:	Christopher Oddleifson 3908 Foxcroft Road Charlotte, NC 28211

(or such other address as may from time to time be designated by notice by either party hereto for such purpose). Notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by telex or telecopy, on the business day following receipt of answer back or telecopy confirmation or if by certified mail, on the date shown on the applicable return receipt.

15.     Governing Law.

     This Agreement is to be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts. If, under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement, and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion thereof.

16.     Integration.

     This Agreement shall constitute the entire understanding between the Company, IBC and the Executive relating to the employment of the Executive by the Company and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement.

17.     Counterparts.

     This Agreement may be executed by the parties hereto counterparts, each of which shall be deemed to be an original, but such counterparts shall together constitute one and the same instrument.

18.     Joint and Several Liability.

     The obligations and liability of IBC and the Company hereunder shall be joint and several.

     IN WITNESS WHEREOF, the parties have executed Employment Agreement as of the date first above written.

ROCKLAND TRUST COMPANY

By: /s/ W. Paul Clark Its: Director

INDEPENDENT BANK CORP.

By: /s/ W. Paul Clark Its: Director

/s/ Christopher Oddleifson (Signature), Executive

Name: Christopher Oddleifson